Exhibit 99.1

MAGNUS INTERNATIONAL RESOURCES INC. PROVIDES UPDATE ON UGANDA PROPERTIES

Vancouver, British Columbia – August 8, 2007 – Magnus International Resources Inc. ("Magnus" or the "Company") (NASD OTC-BB: ‘MGNU') is pleased to provide a progress update on its exploration projects in Uganda.

Magnus has a 100% interest in two gold projects, Lugazi and Mubende, as well as an exclusive option to acquire a 100% interest in a further two gold properties, Mwerusandu and Mitoma, in Uganda.

Magnus’ four gold properties in Uganda encompass a total of 3,098 square km and 19 licenses. Magnus anticipates commencing 5,000 meters of Reverse Circulation (RC) drilling, at depths of 50 to 250 meters, on 4 initial gold targets by the end of August 2007. The 4 initial planned drill targets include a 3 km long gold-in-soil and magnetic anomaly at Lugazi, a scorodite and silica rich quartzite zone at the Mwerusandu project where visible gold was observed, and two main gold-in-soil anomalies at the Mitoma project.

REVERSE CIRCULATION DRILLING

A reverse circulation (RC) drilling rig has been imported into Uganda from Italy through an alliance between AMF and a new drill contractor, Geosearch Uganda Ltd., which has recently been established in the country. The rig and compressor are track mounted providing easy access to traverse the planned drill sites.

THE PROJECTS

Mitoma Project

At Mitoma, an additional two exploration licenses have been added to the tenement portfolio. The Kabira West (77.30 square km) and the Kabira North (82.19 square km) licenses were granted in the last month. Both licenses cover a number of visible gold showings in panned stream sediments and highly anomalous BLEG1 stream sediment samples, with gold values up to 30 ppb. The target at Kabira is a fractionated granite with anomalous Sn, Nb, Ta, Bi, Mo and W, along with anomalous gold.

The Mitoma Project now comprises eight exploration licenses (Kahungye, Rugoma, Rutaka, Nchwero, Kabira, Kabira East, Kabira West and Kabira North) on 438.49 square km. Exploration over the last two months has included the sampling of 400 Terra Leach soil samples from Kabira West bringing the total Terra Leach soil samples on the project to 2,680. An EM survey was also completed over the Kahungye and Rugoma soil anomalies.

The Kahungye anomaly measures 500m by 600m at the northern end, extending over 4km to the southeast. The Rugoma gold anomaly, over an area of about 2,000m by 500m with co-incident elevated arsenic anomalism, is located about three kilometers east and south-east of the Kahungye anomaly. These Terra Leach soil anomalies will be tested at depth as part of the company’s RC drill program in Uganda which is due to commence at the end of August.

Mwerusandu Project

The Mwerusandu Project comprises four exploration licenses (Mwerusandu North, Mwerusandu West, Nyamulindira and Kiana Mine) on 205.33 square km. Exploration to date has included reconnaissance surveys and rock sampling that identified outcrops of light green scorodite rich quartzite with 4-6 grams per tonne of gold. Follow-up trenching has identified a drill ready quartz vein outcrop with 20.4 grams per tonne of gold over 3.5m. Recent sampling has identified visible gold in subcropping rocks. Over the last two months a total of 1,226 Terra Leach soil samples have been collected along 56,880 line meters. In addition a ground EM survey (6 lines and 4,160 meters) was completed over the main scorodite-rich anomaly to investigate depth continuity of a conductive zone. Early results suggest a correlation between a silicified quartzite and conductive zones. The soil results are pending, while the main scorodite occurrence will be drill tested by RC drill method.

At the eastern part of the Mwerusandu project, a multi-kilometer tin-in-soil geochemical anomaly has been defined associated with previously mapped quartzite units. These anomalies are along strike of the Mwerusandu tin mine, which was in operation until the 1950’s. Magnus intends to follow-up these anomalies in order to derive maximum potential in light of current high tin prices.

Lugazi Project

At the Lugazi project, a further three exploration licenses have been added to the tenement portfolio. The inclusion of the licenses at Lugazi North (372 square km), Lugazi South (382 square km) and Lugazi East (338 square km) brings the total area of this project to 1,674.30 square km from five wholly-owned licenses. The Lugazi Project is located in south central Uganda, about 50 kilometers east of the capital, Kampala.

The exploration at Lugazi comprising Terra Leach soil sampling, airborne magnetic and ground EM surveys have continued to define the prominent soil anomalies which were previously announced to occur over widths of 300 – 700m and in excess of 3km in length. Three main drill targets have been delineated. Some 700 soil samples have been collected to extend this anomaly and test for additional targets within the tenement area. An approximately 1,500m RC drill program is planned.

Mubende Project

The Mubende Project is located about 100 kilometers west of Kampala in southern Uganda. Exploration at Mubende is focused on the eastern edge of a prominent granite intrusion where radiometric anomalies have been identified.

The Mubende project is surrounded by abundant gold and tungsten occurrences and small-scale gold alluvial workings, and the gold is interpreted to come from a granitic source. Reconnaissance drainage sampling completed throughout the geologic terrain of the Singo granite by EAMR has revealed discrete drainage areas containing elevated concentrations of gold.

Soil sampling over the most prospective areas of the project are ongoing and to date some 554 Terra Leach samples have been collected. These areas will be followed up by more detailed investigation as part of the Mubende exploration program, expected to last a number of months before plans to drill the most promising targets will be implemented.

BLEG and Terra Leach Sampling

Bulk Leach Extractable Gold (BLEG) was used at stream sediment sites from surface or from pits dug through up to 1.5m of dark organic rich clays. The surface or buried sand/gravel layer was sampled and wet-sieved to provide 5 – 7kg of -2mm material. This material was air-dried and then riffled to about 2.5kg and placed in plastic bags. All sampling was conducted by Flemish Investments Limited staff, who act as the field operators for Magnus in Uganda. The samples were shipped to SGS Mwanza and analyzed by 24-hour bottle roll digest in an acidic cyanide solution and analysis of the leachant by atomic absorption.

Terra Leach soil samples were collected by taking a 120g sieved size fraction (1mm, -20 mesh) from 5 – 10 cm depth hand dug pits. All dry samples were bagged on site while damp samples were collected in press-seal plastic bags and air-dried. Samples were packed and sealed in metal trunks and shipped to Genalysis analytical laboratories in Perth, Australia. Samples were partially digested at Genalysis using a proprietary leachant. After digestion, the leachant solution was analyzed by ICP for multi-elements.

About Magnus International Resources Inc.

Magnus International Resources, Inc. (OTCBB: MGNU) (www.magnusresources.com) specializes in identifying, acquiring and developing precious and base metal properties. Magnus' objective is to develop a balanced global portfolio of early-to-advanced stage projects. Through its wholly-owned subsidiary, African Mineral Fields (www.africanmf.com), Magnus has four Ugandan gold projects. The Company has a 100% interest in two of the projects, and is earning a 100% interest in the other two properties by spending US$2 million on each one over 3 years. Magnus retains a 90% interest in a Sino-foreign joint venture gold exploration project at Huidong in China.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com and African Mineral Fields' website at www.africanmineralfields.com.

If you would like to receive regular updates on Magnus please send your email request to
info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS  THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA AND CERTAIN AFRICAN COUNTRIES. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10 K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.